PRICING SUPPLEMENT NO. 109                                    Rule 424 (b)(3)
DATED: July 16, 1997                                        File No. 333-17985
(To Prospectus dated January 22, 1997
and Prospectus Supplement dated January 22, 1997)


                                 $5,434,620,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE

Principal Amount:                 Floating Rate Notes        Book Entry Notes
$25,000,000                       [x]                        [x]

Original Issue Date:              Fixed Rate Notes           Certificated Notes
July 21, 1997                     [_]                        [_]

Maturity Date:
July 21, 1999

Option to Extend Maturity:                No  [x]

                                          Yes [_]   Final Maturity Date:

                                              Optional             Optional
                      Redemption              Repayment            Repayment
Redeemable On         Price(s)                Date(s)              Price(s)
-------------         ----------              ---------            ---------

N/A                   N/A                     N/A                  N/A


Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                          Maximum Interest Rate: N/A

[_]         Commercial Paper Rate             Minimum Interest Rate: N/A

[_]         Federal Funds Rate                Interest Reset Date(s): *

[_]         Treasury Rate                     Interest Reset Period: Monthly

[_]         LIBOR Reuters                     Interest Payment Date(s): **

[x]         LIBOR Telerate

[_]         Prime Rate                        Interest Payment Period: Monthly

[_]         CMT Rate


Initial Interest Rate: ***

Index Maturity:  One Month

Spread (plus or minus): +0.10%
---------------------------

*        On the 21st of each month.

**       On the 21st of each month, and at maturity.

***      One month LIBOR as of July 17, 1997, plus ten basis points.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.

NYFS04...:\25\22625\0122\1824\GGG7177K.49A